UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Earliest Event Reported: November 3, 2005

ENDEVCO, INC.
(Exact name of registrant as specified in its charter)

State of Texas	001-31433	74-2142545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2425 Fountainview Dr., Suite 215
Houston, Texas 77057
(Address of principal executive offices, including zip code)

(713) 977-4662
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

HOUSTON /PRNewswire/ November 3, 2005

EnDevCo Buys Oil and Gas Production

EnDevCo, Inc. (OTCBB:ENDE.OB) the Energy Development Company, today announced an agreement to purchase 100% of all rights in the West and Central Units of Short Junction Field located in Oklahoma City, Oklahoma.  The 12,000 acre leasehold is fully unitized and is comprised of 19 active wells that are currently producing 121 barrels of oil per day from the Hunton limestone reservoir and 400 mcf of gas per day from the Red Fork sand reservoir.  The purchase includes a total of 270 well bores of which approximately 40 will ultimately be reactivated and includes full ownership rights to a field wide gas pipeline and gathering system that offers two independent taps to the interstate gas transmission system.

At current prices, the Company projects its cash flow from the project to be $7,500 per day or approximately $225,000 per month from the 19 active wells.

The Company recently advanced a $500,000 non-refundable deposit and will select debt financing being offered from several financial institutions to complete the purchase prior to December 01, 2005.  Immediately thereafter, an aggressive well recompletion program that is designed to increase daily oil production to over 240 barrels/day and 2,250 mcf of gas/day over the next 12 months will begin.  Concurrent with the well recompletion program, 3D seismic will be acquired over the field which will be integrated into a full engineering simulation of the Hunton reservoir dynamics.  Based on these advanced technical studies, the Company plans to drill horizontal wells for both oil and gas production to fully realize a possible upside potential of an additional 10 million barrels of oil and 10 BCF of gas reserves.

This press release includes certain "forward-looking statements".  The forward-looking statements reflect the beliefs, expectations, objectives, and goals of EnDevCo, Inc. management with respect to future events and financial performance.  They are based on assumptions and estimates, which are believed reasonable at the time such statements are made.  However, actual results could differ materially from anticipated results. Important factors that may impact actual results include, but are not limited to commodity prices, political developments, legal decisions, market and economic conditions, industry competition, the weather, changes in financial markets and changing legislation and regulations.  The forward-looking statements contained in this report are intended to qualify for the safe harbor provisions of Section 21E of the Securities and Exchange Act of 1934, as amended.

EnDevCo, Inc. is a dynamic and growing energy company establishing an identity consistent with its business development activities.  EnDevCo maintains offices in Houston and Dallas, Texas.  For more information on EnDevCo visit www.endevcoinc.com .

SOURCE: EnDevCo, Inc. - contact Chris A. Dittmar, CEO      713-977-4662            cdittmar@endevcoinc.com

Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnDevCo, Inc.

LARRY SWIFT                        Date: November 3, 2005
LARRY SWIFT
CHIEF FINANCIAL OFFICER